UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 6, 2019

Papa John’s International, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-21660	61-1203323
(Commission File Number)	(IRS Employer Identification No.)

2002 Papa John’s Boulevard

Louisville, Kentucky 40299-2367

(Address of principal executive offices) (Zip Code)

(502) 261-7272

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to the Rights Agreement

On March 6, 2019, Papa John’s International, Inc., a Delaware corporation (the “Company”), entered into Amendment No. 2 to the Rights Agreement (the “Rights Agreement Amendment”) with Computershare Trust Company, N.A., as rights agent (the “Rights Agent”), to amend certain of the provisions of the Rights Agreement, dated as of July 22, 2018, by and between the Company and the Rights Agent, as amended on February 3, 2019 (as amended, the “Original Rights Agreement” and, as further amended by the Rights Agreement Amendment, the “Rights Agreement”). As discussed below, one of the provisions of the Rights Agreement (the “acting in concert” provision) was amended pursuant to the terms of the Settlement Agreement, dated March 4, 2019, by and between the Company and John H. Schnatter (the “Settlement Agreement”).

The Rights Agreement Amendment amends the Original Rights Agreement to: (i) include a provision exempting certain Qualifying Offers (as defined below) from the terms of the Rights Agreement; (ii) increase the beneficial ownership threshold from fifteen percent (15%) to twenty percent (20%); (iii) eliminate the “acting in concert” provision; and (iv) extend the term of the agreement by three years from the execution of the Rights Agreement Amendment on March 6, 2019.

The following is a summary of the terms of the Rights Agreement Amendment. A copy of the Rights Agreement Amendment is filed as Exhibit 4.1 hereto and incorporated herein by reference. The following description of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement Amendment.

Qualifying Offer Provision

The Rights Agreement Amendment provides the holders of the Company’s common stock, $0.01 par value per share (the “Common Stock”), with the ability to exempt an offer to acquire, or engage in another business combination transaction involving, the Company that is deemed a “Qualifying Offer” (as defined in the Rights Agreement Amendment) from the terms of the Rights Agreement. A Qualifying Offer is, in summary, an offer determined by a majority of the independent members of the Company’s Board of Directors (the “Board”) to have specific characteristics which are generally intended to preclude offers that are coercive, abusive or highly contingent. Among those characteristics are that it be (i) a fully financed all-cash tender offer or an exchange offer offering shares of common stock of the offeror, or a combination thereof, for any and all of the Company’s outstanding Common Stock; (ii) an offer that has commenced within the meaning of Rule 14d-2(a) under the Securities Exchange Act of 1934; (iii) an offer that, within twenty (20) business days after the commencement date of the offer (or within ten (10) business days after any increase in the offer consideration), does not result in a nationally recognized investment banking firm retained by the Board rendering an opinion to the Board that the consideration being offered to the holders of the Company’s Common Stock is either inadequate or unfair from a financial standpoint; (iv) an offer that is subject only to minimum specified conditions, (v) an offer that is conditioned on a majority of (A) shares on a fully diluted basis and (B) outstanding shares not held by the bidder being tendered and not withdrawn and (vi) an offer that is otherwise in the best interests of the Company and its stockholders. The Rights Agreement Amendment provides additional characteristics necessary for an acquisition offer to be deemed a “Qualifying Offer” including if the consideration offered in a proposed transaction is common stock of the offeror.

Pursuant to the Rights Agreement Amendment, if the Company receives a Qualifying Offer and the Board has not redeemed the outstanding “Rights” (as defined in the Rights Agreement) or exempted such Qualifying Offer from the terms of the Rights Agreement or called a special meeting of stockholders (the “Special Meeting”) for the purpose of voting on whether to exempt such Qualifying Offer from the terms of the Rights Agreement, in each case by the end of the ninety (90) business day period following the commencement of such Qualifying Offer, provided such offer has not been terminated and continues to be a Qualifying Offer during such period, the holders of record (or their duly authorized proxies) of at least ten percent (10%) of the Company’s Common Stock then outstanding (excluding Common Stock beneficially owned by the offeror (and the offerors affiliates and associates)) may request that the Board call a Special Meeting to vote on a resolution authorizing the exemption of the Qualifying Offer from the terms of the Rights Agreement. If such a Special Meeting is not held by the ninetieth (90th) business day following the receipt of such a request from stockholders to call a Special Meeting, the Qualifying Offer will be deemed exempt from the terms of the Rights Agreement on the tenth (10th) business day thereafter.

Increase in Beneficial Ownership Threshold

The Rights Agreement Amendment also increases the beneficial ownership threshold at which a person or group of affiliated or associated persons (subject to certain limited exceptions set forth in the Rights Agreement) becomes an “Acquiring Person” (as defined in the Rights Agreement) from fifteen percent (15%) or more of the shares of Common Stock of the Company then outstanding to twenty percent (20%) or more of the shares of Common Stock of the Company then outstanding.

Removal of the “Acting in Concert” Provision

Under the Original Rights Agreement, the beneficial ownership threshold was triggered if a group of persons collectively having beneficial ownership at or above the threshold were “acting in concert” with each other. Under the provision, a person was deemed to be “acting in concert” with another person if such person knowingly acted (whether or not pursuant to an express agreement, arrangement or understanding) in concert or in parallel with such other person, or towards a common goal with such other person, relating to changing or influencing the control of the Company or in connection with or as a participant in any transaction having that purpose or effect, where (i) each person was conscious of the other person’s conduct and this awareness was an element in their respective decision-making processes, and (ii) at least one additional factor supported a determination by the Board that such persons intended to act in concert or in parallel (including exchanging information, attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel).

In accordance with the terms of the Settlement Agreement, the Rights Agreement Amendment eliminates this “acting in concert” provision in its entirety.

Extension of the Term of the Original Rights Agreement

The Rights Agreement Amendment also extends the term of the Original Rights Agreement by three years from the execution of the Rights Agreement Amendment on March 6, 2019. Under the Rights Agreement Amendment, the preferred share purchase rights expire at or prior to the earlier of (i) March 6, 2022 or (ii) the redemption or exchange of the preferred share purchase rights pursuant to the terms of the Rights Agreement.

Amendment to the Governance Agreement

In accordance with the terms of the Settlement Agreement, on March 6, 2019, the Company entered into Amendment No.1 to the Governance Agreement, (the “Amendment”) which amends that certain Governance Agreement, dated as of February 4, 2019 (the “Governance Agreement”), by and among the Company, Starboard Value LP and certain funds affiliated with, or managed by, Starboard Value LP, (collectively, “Starboard”), Jeffrey C. Smith and Peter A. Feld. The Amendment amends the Governance Agreement to remove the provision that would have required Starboard, during the Standstill Period (as defined in the Governance Agreement), to vote all shares of the Company’s securities that it beneficially owns (i) in favor of each of the Company’s director nominees, (ii)  for the ratification of the appointment of the Company’s independent auditor for the applicable fiscal year, (iii) in accordance with the Board’s recommendation with respect to the Company’s “say-on-pay” proposal, and (iv) in accordance with the Board’s recommendation with respect to any other Company proposal or stockholder proposal.

A copy of the Amendment is filed as Exhibit 10.1 hereto and incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment.

Item 3.03 Material Modification to Rights of Security Holders.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Amendment No. 2 to the Rights Agreement, dated as of March 6, 2019, by and between Papa John’s International, Inc. and Computershare Trust Company, N.A., as rights agent.

10.1	Amendment No. 1 to Governance Agreement, dated as of March 6, 2019, by and among Papa John’s International, Inc. and the entities and natural persons listed on the signature pages attached thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 6, 2019

PAPA JOHN’S INTERNATIONAL, INC.

	By:	/S/ Joseph H. Smith, IV

	Name:	Joseph H. Smith, IV
	Title:	Senior Vice President and Chief Financial Officer